Exhibit 99.1

Clearwater Paper Reports Fourth Quarter 2016 Results

SPOKANE, Wash.--(BUSINESS WIRE)--February 8, 2017--Clearwater Paper Corporation (NYSE:CLW) today reported financial results for the fourth quarter of 2016.

The company reported net sales of $425.6 million for the fourth quarter of 2016, down 1.4% compared to net sales of $431.6 million for the fourth quarter of 2015 due primarily to lower paperboard prices and shipment volumes. Net earnings determined in accordance with generally accepted accounting principles, or GAAP, for the fourth quarter of 2016 were $9.3 million, or $0.56 per diluted share, compared to $11.6 million, or $0.65 per diluted share, for the fourth quarter of 2015. The decrease in net earnings was due primarily to lower paperboard pricing and shipment volumes and higher costs related to the impact of a fire at the company's Las Vegas facility. These items were partially offset by lower input costs for pulp and transportation. Excluding certain non-core items identified in the attached Reconciliation of non-GAAP financial measures, fourth quarter 2016 adjusted net earnings were $13.8 million, or $0.82 per diluted share, compared to fourth quarter 2015 adjusted net earnings of $13.3 million, or $0.75 per diluted share.

Earnings before interest, taxes, depreciation and amortization, or EBITDA, was $49.3 million for the fourth quarter of 2016 compared to $58.2 million for the fourth quarter of 2015. Adjusted EBITDA for the quarter was $54.1 million, down 8.1% compared to fourth quarter 2015 Adjusted EBITDA of $58.9 million. The $4.8 million decrease in Adjusted EBITDA was a result of the same factors affecting GAAP net earnings in the fourth quarter of 2016.

“We achieved fourth quarter and full year 2016 results at the high end of our outlook thanks to our team's relentless focus on managing costs while producing and delivering high-quality products to our valued customers,” said Linda K. Massman, president and chief executive officer. “Our priorities for 2017 are to complete what remains of our previously announced strategic projects, integrate our Manchester Industries acquisition and begin work on the newly announced paper machine in Shelby, North Carolina.”

FOURTH QUARTER 2016 SEGMENT PERFORMANCE

Consumer Products

Net sales in the Consumer Products segment were $242.1 million for the fourth quarter of 2016, up 1.6% compared to fourth quarter 2015 net sales of $238.3 million. This increase was due to market share gains, which resulted in growth of total tissue volume and a richer product mix that included a 6.4% increase in retail tons sold.

Consumer Products had operating income of $13.8 million in the fourth quarter of 2016, compared to operating income of $10.8 million in the fourth quarter of 2015. Adjusted operating income of $17.0 million for the fourth quarter of 2016 was up from $11.5 million in the same period in 2015, after adjusting for certain non-core items identified in the attached Reconciliation of non-GAAP financial measures. Consumer Products operating margin increased to 5.7% in the fourth quarter of 2016 from 4.5% in the 2015 period. The adjusted operating margin increased from 4.8% in the fourth quarter of 2015 to 7.0% in the most recent period due to a higher margin product mix and lower transportation costs which were partially offset by higher costs related to a fire at the company's Las Vegas facility.

  Total tissue sales volumes of 96,886 tons in the fourth quarter of 2016 increased by 0.8% and converted product cases shipped were 12.9 million, up 2.1%, each compared to the fourth quarter of 2015.
  Average tissue net selling prices increased 0.7% to $2,496 per ton in the fourth quarter of 2016, compared to the fourth quarter of 2015.

Pulp and Paperboard

Net sales in the Pulp and Paperboard segment were $183.4 million for the fourth quarter of 2016, down 5.1% compared to fourth quarter 2015 net sales of $193.3 million. The decrease was primarily due to lower paperboard pricing and shipment volume. Operating income for the quarter decreased $11.9 million to $27.6 million, compared to $39.5 million for the fourth quarter of 2015, primarily due to lower paperboard prices and increased wood fiber prices in the Idaho region.

  Paperboard sales volumes decreased 1.1% to 199,415 tons in the fourth quarter of 2016, compared to 201,580 tons in the fourth quarter of 2015.
  Paperboard net selling prices decreased 3.8% to $920 per ton compared to the fourth quarter of 2015.

Taxes

The company's consolidated GAAP tax rate for the fourth quarter of 2016 was a provision of 41.7%, compared to 59.5% in the fourth quarter of 2015 due to a number of discrete items in 2015, including a decrease in the value of foreign tax credits due to logistical changes in foreign shipments, a decrease in the value of state tax credits, a reduction in the benefit from the manufacturing deduction due to the passage of the tax extenders law in December 2015, and state tax provision related to tax return adjustments filed or amended in the fourth quarter of 2015. On an adjusted basis, the fourth quarter 2016 tax rate was 37.8%. The company expects its annual GAAP and adjusted tax rate to be approximately 36% plus or minus two percentage points for 2017.

Note Regarding Use of Non-GAAP Financial Measures

In this press release, the company presents certain non-GAAP financial information for the fourth quarters of 2016 and 2015, including EBITDA, Adjusted EBITDA, adjusted net earnings, adjusted net earnings per diluted share, adjusted operating income, adjusted operating margin and adjusted tax rate. Because these amounts are not in accordance with GAAP, reconciliations to net earnings, net earnings per diluted share, operating income and tax rate as determined in accordance with GAAP are included either in the body or at the end of this press release. The company presents these non-GAAP amounts because management believes they assist investors and analysts in comparing the company's performance across reporting periods on a consistent basis by excluding items that the company does not believe are indicative of its core operating performance.

WEBCAST INFORMATION

Clearwater Paper Corporation will discuss these results during an earnings conference call that begins at 2:00 p.m. Pacific Time today. A live webcast and accompanying supplemental information will be available on the company's website at http://ir.clearwaterpaper.com. A replay of today's conference call will be available on the website at http://ir.clearwaterpaper.com/results.cfm beginning at 5:00 p.m. Pacific Time today.

ABOUT CLEARWATER PAPER

Clearwater Paper manufactures quality consumer tissue, away-from-home tissue, parent roll tissue, bleached paperboard and pulp at manufacturing facilities across the nation. The company is a premier supplier of private label tissue to major retailers and wholesale distributors, including grocery, drug, mass merchants and discount stores. In addition, the company produces bleached paperboard used by quality-conscious printers and packaging converters, and offers services that include custom sheeting, slitting and cutting. Clearwater Paper's employees build shareholder value by developing strong customer partnerships through quality and service.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as amended, including statements regarding completion of strategic projects, integration of Manchester Industries, the company's plans for a new paper machine in Shelby, North Carolina and the company's expected tax rate for 2017. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the company's ability to execute on its growth and expansion strategies; unanticipated construction delays involving the company's planned new tissue manufacturing operations in Shelby, NC; competitive pricing pressures for the company's products, including as a result of increased capacity as additional manufacturing facilities are operated by the company's competitors; customer acceptance and timing and quantity of purchases of the company's tissue products, including the existence of sufficient demand for and the quality of tissue produced at the company's newly announced Shelby facility when it becomes operational; changes in the U.S. and international economies and in general economic conditions in the regions and industries in which the company operates; the loss of or changes in prices in regards to a significant customer; the company's ability to successfully implement its operational efficiencies and cost savings strategies; changes in customer product preferences and competitors' product offerings; manufacturing or operating disruptions, including IT system and IT system implementation failures, equipment malfunction and damage to the company's manufacturing facilities; changes in transportation costs and disruptions in transportation services; changes in the cost and availability of wood fiber and wood pulp; labor disruptions; cyclical industry conditions; changes in costs for and availability of packaging supplies, chemicals, energy and maintenance and repairs; environmental liabilities or expenditures; the company’s ability to realize the expected benefits of its Manchester Industries acquisition; changes in expenses and required contributions associated with the company's pension plans; cyber-security risks; reliance on a limited number of third-party suppliers for raw materials; the company’s inability to service its debt obligations; restrictions on the company’s business from debt covenants and terms; changes in laws, regulations or industry standards affecting the company’s business; and other risks and uncertainties described from time to time in the company's public filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2015. The forward-looking statements are made as of the date of this press release and the company does not undertake to update any forward-looking statements based on new developments or changes in the company's expectations.

Clearwater Paper Corporation
Consolidated Statements of Operations
Unaudited (Dollars in thousands - except per-share amounts)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2016		2015		2016		2015
Net sales	$425,568	100%	$431,595	100%	$1,734,763	100%	$1,752,401	100%
Costs and expenses:
Cost of sales	(368,524)	87%	(364,778)	85%	(1,495,627)	86%	(1,512,849)	86%
Selling, general and administrative expenses	(32,934)	8%	(30,308)	7%	(129,574)	7%	(117,149)	7%
(Loss) gain on divested assets, net	—	—%	(195)	—%	1,755	—%	1,267	—%
Total operating costs and expenses	(401,458)	94%	(395,281)	92%	(1,623,446)	94%	(1,628,731)	93%
Income from operations	24,110	6%	36,314	8%	111,317	6%	123,670	7%
Interest expense, net	(7,741)	2%	(7,744)	2%	(30,300)	2%	(31,182)	2%
Debt retirement costs	(351)	—%	—	—%	(351)	—%	—	—%
Earnings before income taxes	16,018	4%	28,570	7%	80,666	5%	92,488	5%
Income tax provision	(6,675)	2%	(17,005)	4%	(31,112)	2%	(36,505)	2%
Net earnings	$9,343	2%	$11,565	3%	$49,554	3%	$55,983	3%
Net earnings per common share:
Basic	$0.56		$0.65		$2.91		$2.98
Diluted	0.56		0.65		2.90		2.97
Average shares outstanding (in thousands):
Basic	16,578		17,800		17,001		18,762
Diluted	16,781		17,891		17,106		18,820

Clearwater Paper Corporation
Condensed Consolidated Balance Sheets
Unaudited (Dollars in thousands)

	December 31,	December 31,
	2016	2015

ASSETS
Current assets:
Cash and cash equivalents	$23,001	$5,610
Short-term investments	—	250
Restricted cash	—	2,270
Receivables, net	147,074	139,052
Taxes receivable	9,709	14,851
Inventories	258,029	255,573
Other current assets	8,682	9,331
Total current assets	446,495	426,937
Property, plant and equipment, net	945,328	866,538
Goodwill	244,283	209,087
Intangible assets, net	40,485	19,990
Other assets, net	7,751	4,817
TOTAL ASSETS	$1,684,342	$1,527,369

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Borrowings under revolving credit facilities	$135,000	$—
Accounts payable and accrued liabilities	223,699	220,368
Current liability for pensions and other postretirement employee benefits	7,821	7,559
Total current liabilities	366,520	227,927
Long-term debt	569,755	568,987
Liability for pensions and other postretirement employee benefits	81,812	89,057
Other long-term obligations	41,776	46,738
Accrued taxes	2,434	1,676
Deferred tax liabilities	152,172	118,118
TOTAL LIABILITIES	1,214,469	1,052,503

Stockholders' equity, excluding accumulated other comprehensive loss, net of tax	521,626	530,414
Accumulated other comprehensive loss, net of tax	(51,753)	(55,548)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,684,342	$1,527,369

Clearwater Paper Corporation
Consolidated Statements of Cash Flows
Unaudited (Dollars in thousands)

	Twelve Months Ended December 31,
	2016	2015

CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$49,554	$55,983
Adjustments to reconcile net earnings to net cash flows from operating activities:
Depreciation and amortization	91,090	84,732
Equity-based compensation expense	12,385	4,557
Deferred tax provision	18,327	16,081
Employee benefit plans	(1,979)	3,011
Deferred issuance costs on debt	1,242	928
Disposal of plant and equipment, net	1,381	1,492
Non-cash adjustments to unrecognized taxes	758	(1,020)
Changes in working capital, net of acquisition	(3,462)	14,841
Changes in taxes receivable, net	5,142	(13,596)
Excess tax benefits from equity-based payment arrangements	(312)	(1,433)
Funding of qualified pension plans	—	(3,179)
Other, net	(1,375)	(2,722)
Net cash flows from operating activities	172,751	159,675

CASH FLOWS FROM INVESTING ACTIVITIES
Changes in short-term investments, net	250	49,750
Additions to plant and equipment	(155,349)	(128,902)
Acquisition of Manchester Industries, net of cash acquired	(67,443)	—
Proceeds from sale of assets	36	604
Net cash flows from investing activities	(222,506)	(78,548)

CASH FLOWS FROM FINANCING ACTIVITIES
Purchase of treasury stock	(65,327)	(99,990)
Borrowings on revolving credit facilities	1,273,959	—
Repayments of revolving credit facilities' borrowings	(1,138,959)	—
Payments for debt issuance costs	(1,906)	—
Payment of tax withholdings on equity-based payment arrangements	(933)	(4,152)
Excess tax benefits from equity-based payment arrangements	312	1,433
Other, net	—	(139)
Net cash flows from financing activities	67,146	(102,848)
Increase (decrease) in cash and cash equivalents	17,391	(21,721)
Cash and cash equivalents at beginning of period	5,610	27,331
Cash and cash equivalents at end of period	$23,001	$5,610

Clearwater Paper Corporation
Segment Information
Unaudited (Dollars in thousands)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2016		2015		2016		2015
Segment net sales:
Consumer Products	$242,131	57%	$238,288	55%	$988,380	57%	$959,894	55%
Pulp and Paperboard	183,437	43%	193,307	45%	746,383	43%	792,507	45%
Total segment net sales	$425,568	100%	$431,595	100%	$1,734,763	100%	$1,752,401	100%

Operating income (loss):
Consumer Products	$13,781	57%	$10,951	30%	$66,161	59%	$54,437	44%
(Loss) gain on divested assets, net	—	—%	(195)	1%	1,755	2%	1,267	1%
Pulp and Paperboard	27,581	114%	39,467	109%	112,732	101%	120,861	98%
	41,362		50,223		180,648		176,565
Corporate[1]	(17,252)	72%	(13,909)	38%	(69,331)	62%	(52,895)	43%
Income from operations	$24,110	100%	$36,314	100%	$111,317	100%	$123,670	100%

[1]

Corporate expenses for the three and twelve months ended December 31, 2016 include $2.7 million of expenses associated with the acquisition of Manchester Industries. Operating results subsequent to the acquisition of Manchester Industries are included in the Pulp and Paperboard segment. Corporate expenses for the twelve months ended December 31, 2016 also include a $3.5 million settlement accounting charge associated with a pension lump sum buyout for term-vested participants.

Clearwater Paper Corporation
Reconciliation of Non-GAAP Financial Measures
EBITDA and Adjusted EBITDA
Unaudited (Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net earnings	$9,343	$11,565	$49,554	$55,983
Add back:
Interest expense, net[3]	8,092	7,744	30,651	31,182
Income tax provision	6,675	17,005	31,112	36,505
Depreciation and amortization expense[4]	25,169	21,888	91,090	84,732
EBITDA[1]	$49,279	$58,202	$202,407	$208,402

Directors' equity-based compensation expense (benefit)	$354	$(232)	$4,779	$(4,073)
Manchester Industries acquisition related expenses	2,665	—	2,665	—
Costs associated with Neenah paper machines shutdown	1,049	—	1,049	—
Costs associated with announced Oklahoma City facility closure	318	—	318	—
Pension settlement expense	—	—	3,482	—
Legal expenses and settlement costs	—	—	—	1,972
Reorganization related expenses	—	285	—	1,470
Costs associated with Long Island facility closure	460	446	1,891	2,463
Loss (gain) associated with the sale of the specialty mills, net	—	195	(1,755)	(1,267)
Costs associated with labor agreement	—	—	—	1,730
Adjusted EBITDA[2]	$54,125	$58,896	$214,836	$210,697

[1]	EBITDA is a non-GAAP measure that management uses to evaluate the cash generating capacity of the company. The most directly comparable GAAP measure is net earnings. EBITDA is net earnings adjusted for net interest expense (including debt retirement costs), income taxes, and depreciation and amortization. It should not be considered as an alternative to net earnings computed under GAAP.
[2]	Adjusted EBITDA excludes the impact of the items listed that we do not believe are indicative of our core operating performance.
[3]	Interest expense, net for the three and twelve months ended December 31, 2016 includes debt retirement costs of $0.4 million.
[4]	Depreciation and amortization expense for the three and twelve months ended December 31, 2016 includes $1.3 million of accelerated depreciation associated with the announced March 31, 2017 Oklahoma City facility closure.

Clearwater Paper Corporation
Reconciliation of Non-GAAP Financial Measures
Adjusted Net Earnings and Adjusted Net Earnings Per Diluted Common Share
Unaudited (Dollars in thousands, except per-share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015

GAAP net earnings	$9,343	$11,565	$49,554	$55,983
Special items, after-tax[1]:
Directors' equity-based compensation expense (benefit)	229	(155)	3,086	(2,785)
Pension settlement expense	—	—	2,240	—
Manchester Industries acquisition related expenses	2,200	—	2,200	—
Costs associated with Neenah paper machines shutdown	678	—	678	—
Costs associated with announced Oklahoma City facility closure	1,073	—	1,073	—
Costs associated with Long Island facility closure	297	299	1,219	1,683
Loss (gain) associated with the sale of the specialty mills, net	—	131	(1,129)	(872)
Discrete tax items related to foreign tax credits	—	1,309	—	1,309
Legal expenses and settlement costs	—	—	—	1,346
Reorganization related expenses	—	191	—	1,000
Costs associated with labor agreement	—	—	—	1,197
Adjusted net earnings[2]	$13,820	$13,340	$58,921	$58,861

GAAP net earnings per diluted share	$0.56	$0.65	$2.90	$2.97
Special items, after-tax[1]:
Directors' equity-based compensation expense (benefit)	0.01	(0.01)	0.18	(0.15)
Pension settlement expense	—	—	0.13	—
Manchester Industries acquisition related expenses	0.13	—	0.13	—
Costs associated with Neenah paper machines shutdown	0.04	—	0.04	—
Costs associated with announced Oklahoma City facility closure	0.06	—	0.06	—
Costs associated with Long Island facility closure	0.02	0.02	0.07	0.09
Loss (gain) associated with the sale of the specialty mills, net	—	0.01	(0.07)	(0.05)
Discrete tax items related to foreign tax credits	—	0.07	—	0.07
Legal expenses and settlement costs	—	—	—	0.07
Reorganization related expenses	—	0.01	—	0.05
Costs associated with labor agreement	—	—	—	0.06
Adjusted net earnings per diluted share[2]	$0.82	$0.75	$3.44	$3.13

[1]	Tax effect was calculated using the estimated annual effective tax rate for the period presented.
[2]	Adjusted net earnings and Adjusted net earnings per diluted share exclude the impact of the items listed that we do not believe are indicative of our core operating performance.

Clearwater Paper Corporation
Reconciliation of Non-GAAP Financial Measures
Segment EBITDA, Adjusted EBITDA, EBITDA Margin and Adjusted EBITDA Margin
Unaudited (Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Consumer Products:
Net sales	$242,131	$238,288	$988,380	$959,894
Operating income	13,781	10,756	67,916	55,704
Depreciation and amortization expense[5]	16,391	14,132	59,375	54,595
Consumer Products EBITDA[1]	$30,172	$24,888	$127,291	$110,299
Costs associated with Neenah paper machines shutdown	1,049	—	1,049	—
Costs associated with announced Oklahoma City facility closure	318	—	318	—
Costs associated with Long Island facility closure	460	446	1,891	2,463
Loss (gain) associated with the sale of the specialty mills, net	—	195	(1,755)	(1,267)
Costs associated with labor agreement	—	—	—	814
Reorganization related expenses	—	62	—	556
Consumer Products Adjusted EBITDA[2]	$31,999	$25,591	$128,794	$112,865
Consumer Products EBITDA margin[3]	12.5%	10.4%	12.9%	11.5%
Consumer Products Adjusted EBITDA margin[4]	13.2%	10.7%	13.0%	11.8%

Pulp and Paperboard[6]:
Net sales	$183,437	$193,307	$746,383	$792,507
Operating income	27,581	39,467	112,732	120,861
Depreciation and amortization expense	7,395	6,621	26,741	27,204
Pulp and Paperboard EBITDA[1]	$34,976	$46,088	$139,473	$148,065
Costs associated with labor agreement	—	—	—	916
Reorganization related expenses	—	180	—	419
Pulp and Paperboard Adjusted EBITDA[2]	$34,976	$46,268	$139,473	$149,400
Pulp and Paperboard EBITDA margin[3]	19.1%	23.8%	18.7%	18.7%
Pulp and Paperboard Adjusted EBITDA margin[4]	19.1%	23.9%	18.7%	18.9%
[1]	Segment EBITDA is segment operating income adjusted for depreciation and amortization.
[2]	Segment Adjusted EBITDA excludes the impact of the items listed that we do not believe are indicative of our core operating performance.
[3]	Segment EBITDA margin is defined as Segment EBITDA divided by Segment Net sales.
[4]	Segment Adjusted EBITDA margin is defined as Segment Adjusted EBITDA divided by Segment Net sales.
[5]	Consumer Products depreciation and amortization expense for the three and twelve months ended December 31, 2016 includes $1.3 million of accelerated depreciation associated with the announced March 31, 2017 Oklahoma City facility closure.
[6]	Results for Manchester Industries subsequent to the December 16, 2016 acquisition are included in the Pulp and Paperboard segment.

Clearwater Paper Corporation
Reconciliation of Non-GAAP Financial Measures
Segment Adjusted Operating Income and Operating Margin
Unaudited (Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Consumer Products:
Net sales	$242,131	$238,288	$988,380	$959,894
Operating income	13,781	10,756	67,916	55,704
Costs associated with Neenah paper machines shutdown	1,049	—	1,049	—
Costs associated with announced Oklahoma City facility closure[3]	1,662	—	1,662	—
Costs associated with Long Island facility closure	460	446	1,891	2,463
Loss (gain) associated with the sale of the specialty mills, net	—	195	(1,755)	(1,267)
Costs associated with labor agreement	—	—	—	814
Reorganization related expenses	—	62	—	556
Consumer Products Adjusted operating income[1]	$16,952	$11,459	$70,763	$58,270
Consumer Products operating margin	5.7%	4.5%	6.9%	5.8%
Consumer Products Adjusted operating margin[2]	7.0%	4.8%	7.2%	6.1%

Pulp and Paperboard[4]:
Net sales	$183,437	$193,307	$746,383	$792,507
Operating income	27,581	39,467	112,732	120,861
Costs associated with labor agreement	—	—	—	916
Reorganization related expenses	—	180	—	419
Pulp and Paperboard Adjusted operating income[1]	$27,581	$39,647	$112,732	$122,196
Pulp and Paperboard operating margin	15.0%	20.4%	15.1%	15.3%
Pulp and Paperboard Adjusted operating margin[2]	15.0%	20.5%	15.1%	15.4%
[1]	Segment Adjusted operating income excludes the impact of the items listed that we do not believe are indicative of our core operating performance.
[2]	Segment Adjusted operating margin is defined as Segment Adjusted operating income divided by Segment Net sales.
[3]	Costs associated with the announced Oklahoma City facility closure for the three and twelve months ended December 31, 2016 include $1.3 million in accelerated depreciation associated with the announced March 31, 2017 Oklahoma City facility closure.
[4]	Results for Manchester Industries subsequent to the December 16, 2016 acquisition are included in the Pulp and Paperboard segment.

Clearwater Paper Corporation
Reconciliation of Non-GAAP Financial Measures
Adjusted Income Tax Provision
Unaudited (Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015

GAAP income tax provision	$(6,675)	$(17,005)	$(31,112)	$(36,505)
Special items, after-tax:
Directors' equity-based compensation (expense) benefit	(125)	77	(1,693)	1,288
Pension settlement expense	—	—	(1,242)	—
Manchester Industries acquisition related expenses	(465)	—	(465)	—
Costs associated with Neenah paper machines shutdown	(371)	—	(371)	—
Costs associated with announced Oklahoma City facility closure	(589)	—	(589)	—
Costs associated with Long Island facility closure	(163)	(147)	(672)	(780)
Loss (gain) associated with the sale of the specialty mills, net	—	(64)	626	395
Discrete tax items related to foreign tax credits	—	1,309	—	1,309
Legal expenses and settlement costs	—	—	—	(626)
Reorganization related expenses	—	(94)	—	(470)
Costs associated with labor agreement	—	—	—	(533)
Adjusted income tax provision[1]	$(8,388)	$(15,924)	$(35,518)	$(35,922)
Adjusted income tax provision rate[1,2]	37.8%	54.4%	37.6%	37.9%

[1]	Adjusted income tax provision and Adjusted income tax provision rate exclude the impact of the items listed that we do not believe are indicative of our core operating performance.
[2]	The Adjusted income tax provision rate is defined as [Adjusted income tax provision / (Adjusted income tax provision + Adjusted net earnings)].

CONTACT:
Clearwater Paper Corporation
News media:
Matt Van Vleet, 509-344-5912
or
Investors:
Robin S. Yim, 509-344-5906